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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



                                                                      STATE OF           PERCENT OF VOTING
     SIGNIFICANT SUBSIDIARIES                                      INCORPORATION          SECURITIES OWNED
     -----------------------------------------------------------------------------------------------------
     American Bankers Insurance Company of Florida                    Florida                   100%

     American Bankers Life Assurance Company of                       Florida                   100%
       Florida

     American Reliable Insurance Company                              Arizona                   100%

     Bankers American Life Assurance Company                          New York                  100%

     Bankers American Reinsurance Company                          Turks & Caicos               100%

     Bankers Insurance Company Limited                             United Kingdom               100%

     Caribbean American Life Assurance Company                      Puerto Rico                 100%

     Caribbean American Property Insurance Company                  Puerto Rico                 100%

     Voyager Group, Inc.                                              Florida                   100%

     Voyager Life and Health Insurance Company                        Georgia                   100%

     Voyager Life Insurance Company                                   Georgia                   100%





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